UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2012

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Computation of Ratio of Earnings to Fixed Charges

Time Warner Inc. (“Time Warner” or the “Company”) is filing this Current Report on Form 8-K to file the computation of its ratio of earnings to fixed charges for the three months ended March 31, 2012 and each of the five years from 2007 through 2011 as an exhibit for incorporation by reference into its Registration Statement on Form S-3 (File No. 333-165156) (the “Registration Statement”).

Legal Proceedings

Time Warner is also filing this Current Report on Form 8-K for the purpose of incorporating by reference the following disclosure into the Registration Statement.

Reference is made to the lawsuit filed against the Company and several other programming content providers, as well as cable and satellite providers, described on page 33 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”) and page 43 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “March 2012 Form 10-Q”). On May 4, 2012, the U.S. Court of Appeals for the Ninth Circuit denied plaintiffs’ petition for a rehearing en banc.

Reference is made to the lawsuit filed by Anderson News L.L.C. and Anderson Services L.L.C. described on page 33 of the 2011 Form 10-K and page 43 of the March 2012 Form 10-Q. On April 17, 2012, defendants filed a petition for a panel rehearing or a rehearing en banc with the U.S. Court of Appeals for the Second Circuit.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President and Treasurer

Date: June 8, 2012

EXHIBIT INDEX

Exhibit	Description

12.1	Computation of ratio of earnings to fixed charges.